Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-161785) of Cree, Inc.,

•	Registration Statements (Form S-8 Nos. 333-136903, 333-148927, 333-156981, 333-164515, 333-171874, and 333-179218) pertaining to the Cree, Inc. 2004 Long-Term Incentive Compensation Plan (as amended),

•	Registration Statement (Form S-8 No. 333-136902) pertaining to the INTRINSIC Semiconductor Corporation 2003 Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-149547) pertaining to the LED Lighting Fixtures, Inc. 2006 Stock Plan,

•	Registration Statement (Form S-8 Nos. 333-156980 and 333-179217) pertaining to the 2005 Employee Stock Purchase Plan (as amended), and

•	Registration Statement (Form S-8 No. 333-164516) pertaining to the Cree, Inc. Non-employee Director Stock Compensation and Deferral Program.

of our reports dated August 21, 2012, with respect to the consolidated financial statements of Cree, Inc. and the effectiveness of internal control over financial reporting of Cree, Inc. included in this Annual Report (Form 10-K) of Cree, Inc. for the year ended June 24, 2012.

/s/ Ernst & Young LLP

Raleigh, North Carolina
August 21, 2012